Exhibit 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MoSys, Inc. (the “Company”) for the quarterly period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Leonard Perham, Chief Executive Officer of the Company and James W. Sullivan, Vice President of Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Leonard Perham
Leonard Perham
President and Chief Executive Officer
May 3, 2013

/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer
May 3, 2013

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.